FORM 8-A

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

           FOR REGISTRATION OF CERTAIN CLASSES OF
     SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

               SECURITIES EXCHANGE ACT OF 1934


               AEI Income & Growth Fund 24 LLC
   (Exact name of registrant as specified in its charter)



               Delaware                 41-1990952
       (State of incorporation       (I.R.S. Employer
           or organization)          Identification No.)


     1300 Minnesota World Trade Center
           30 East 7th Street                   55101
             St. Paul, MN                     (Zip Code)
   (Address of principal executive offices)



            Securities to be registered pursuant
                to section 12 (b) of the Act:

                            None

If this Form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates: 333-52960


           Securities to be registered pursuant to
                 Section 12 (g) of the Act:

               Limited Liability Company Units
                      (Title of class)


Item 1. Description of Registrant's Securities to  be Registered.

     The descriptions of the Units (a) under the subcaptions "Principal Investment Objectives," "Borrowing & Lending Policies" and "Joint Venture Investments" of the caption "Investment Objectives and Policies," (b) under the subcaption "Fiduciary Responsibility" of the caption "Managers" (c) under the caption, "Compensation to Managers and Affiliates," (d) under the caption "Cash Distributions and Tax Allocations" (e) under the caption "Restrictions on Transfer," (f) under the caption "Summary of Operating Agreement, " and (g) under the caption "Reports to Investors" of the Registrant's final prospectus filed with the Commission pursuant to Rule 424B3 (File No. 333-52960) are hereby incorporated by reference.

Item 2. Exhibits

        2.1 Certificate  of  Limited  Liability  Company
            (incorporated  by  reference to Exhibit  3.1
            to  the Registration Statement on Form  SB-2
            filed  with the Commission December 29, 2000
            (File No. 333-52960.))

        2.2 Operating Agreement to the prospectus of AEI
            Income & Growth Fund 24 LLC (incorporated by reference to Exhibit A of the Registrant's
            Registration  Statement on Form 424B3  filed
            June 18, 2001 (File No. 333-52960)).


                          SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized.


                               AEI Income & Growth Fund 24 LLC

                               By: AEI Fund Management XXI,Inc.


Dated: February 28, 2002       By:/s/ Robert P Johnson
                                      Robert P Johnson, President